Exhibit 10.13

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE

EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE

COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. [***] INDICATES

THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

FRAMEWORK AGREEMENT

BETWEEN

ESS INC.

AND

SBE US HOLDINGS ONE, INC.

SECTION 14.15.	Amendments; Waiver	19

SECTION 14.16.	Successors and Assigns	19

SECTION 14.17.	Fees and Expenses	19

SECTION 14.18.	Remedies are Not Exclusive	19

SECTION 14.19.	Third Party Beneficiaries	19

v

Exhibit A        [***]

Exhibit B-1     [***]

Exhibit B-2     [***]

FRAMEWORK AGREEMENT

This Framework Agreement is made and entered into as of March 31, 2021, between SBE US Holdings One, Inc., a Delaware corporation (“SB Energy”) and ESS Inc., a Delaware corporation (“ESS”). SB Energy and ESS are each referred to herein as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, ESS is in the business of designing and engineering utility scale storage systems using ESS’s iron-based flow battery technology, which includes all the hardware and necessary software up to and including the inverter and the Energy Management System (as defined below), as such storage system is more further described in Exhibit A (each an “Energy Center”);

WHEREAS, SB Energy desires to identify opportunities to deploy Energy Centers to be supplied by ESS; and

WHEREAS, SB Energy and ESS desire to enter into the business relationship described herein.

NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the Parties hereby agree as follows:

ARTICLE I

Definitions And Usage

SECTION 1.01. Definitions and Usage. The following terms shall, for the purposes of this Agreement, have the following meanings:

“[***] Term” shall have the meaning set forth in Section 3.01.

“8 Quarter Report” shall have the meaning set forth in Section 6.02(b).

“8 Quarter Threshold” shall have the meaning set forth in Section 6.02(b).

“8 Quarter Volume” shall have the meaning set forth in Section 6.02(b).

“Affiliate” shall mean, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is under common Control with, or is Controlled by such specified Person.

“Agreement” shall mean this Framework Agreement, including all recitals, Exhibits and other attachments hereto, as amended, supplemented or otherwise modified from time to time by the Parties.

“Applicable Law” shall mean all (a) constitutions, treaties, laws, statutes, ordinances, rules, regulations, interpretations, permits, judgments, decrees, injunctions, writs and orders of any Governmental Authority and (b) any rule or listing requirement of any national stock exchange or Commission-recognized trading market on which securities issued by either of the Parties or any of their respective Affiliates are listed or quoted, in each case that apply to either or both of the Parties in connection with any Project, Energy Center or the terms of this Agreement, as now or may at any time hereafter be in effect.

“Background IP Rights” shall mean, with respect to each Party, all Intellectual Property Rights that are (a) owned or otherwise licensable by such Party as of the date of this Agreement or (b) created or acquired by such Party after the date of this Agreement and outside the course of performance under this Agreement.

“Bankruptcy” shall mean, with respect to each Party (a) the voluntary commencement of any proceeding or the voluntary filing of any petition by such Party seeking relief under any bankruptcy, insolvency, receivership or similar law; (b) the consent by such Party to the institution of, or the failure by such Party to contest in a timely and appropriate manner, any involuntary petition or any involuntary filing of the type described in clause (a) above; (c) such Party ceasing to do business as a going concern; (d) a general assignment being made for the benefit of such Party’s creditors; (e) such Party being generally unable to pay debts as they become due; (f) such Party being adjudicated bankrupt or insolvent; or (g) the appointment of a trustee, receiver, liquidator or statutory manager in respect of such Party or all or any substantial part of such Party’s assets or properties.

“Business Day” shall mean any day other than a Saturday or a Sunday on which banks are legally authorized to be open for the transaction of business in the City of New York, New York.

“Committee Member” shall mean an individual that has been appointed by a Party to act as that Party’s representative on the Review Committee pursuant to Section 11.02.

“Commission” has the meaning set forth in Section 14.04(b).

“Confidential Information” shall mean, with respect to a Party (the “Disclosing Party”), all information, data, know-how, trade secrets or other material in whatever medium (whether oral, visual, electronic, written or otherwise) disclosed or otherwise made available by or on behalf of the Disclosing Party (including by its Representatives) to the other Party (the “Recipient Party”) under or in connection with this Agreement, including (i) the terms and provisions of this Agreement, (ii) all information, data, know-how, trade secrets or other material pertaining to the operations, technology, Intellectual Property, programs, strategies, business plans, finances, personnel, customers, suppliers, markets, sales, prices, policies or business affairs of the Disclosing Party or its Affiliates, (iii) all information which is marked as “proprietary”, “confidential” or with words of similar meaning, (iv) information otherwise supplied orally with a contemporaneous confidential designation or (v) information which is known by the Recipient Party to be confidential or proprietary information or documentation of the Disclosing Party; provided, however, that Confidential Information shall not include any information which:

(a) is or becomes part of the public domain through no fault of the Recipient Party or breach of this Agreement;

(b) is rightfully received by the Recipient Party from a third party not acting in breach of an obligation of confidentiality owed to the Disclosing Party;

(c) is independently developed by the personnel of the Recipient Party or any of its Affiliates without access to the information disclosed by the Disclosing Party;

(d) is rightfully known to or possessed by the Recipient Party or its Affiliates, as evidenced by the written records of the Recipient Party or its Affiliates, as the case may be, prior to its receipt from the Disclosing Party; or

(e) is disclosed by the Recipient Party with the Disclosing Party’s prior written consent.

The Party claiming that any of the exceptions set forth in clauses (a) through (e) above apply shall have the burden of proof to establish such applicability.

“Contract Year” means a period from January 1 of a given year through December 31 of such year.

“Control” shall mean (including with correlative meaning the terms “Controlled” and “Controlled by”), as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Defaulting Party” shall have the meaning set forth in Section 12.02.

“Dispute” shall have the meaning set forth in Section 11.05(a).

“EMS” means Energy Management System.

“Energy Center” shall have the meaning set forth in the recitals to this Agreement.

“Energy Center Price” shall have the meaning set forth in Section 8.01(a).

“ESS” shall have the meaning set forth in the caption to this Agreement.

“ESS IP” shall have the meaning set forth in Section 7.02.

“Existing Purchase Order” means the [***].

“Financing Parties” shall mean (a) any and all lenders providing senior or subordinated construction, interim or long-term debt financing or refinancing to SB Energy, a Project Company or their Affiliates; (b) any and all equity investors in SB Energy, a Project Company or their Affiliates providing tax equity investment or leveraged lease-financing or refinancing (or any other equity investor that makes a capital contribution to SB Energy, a Project Company or their Affiliates in cash or in kind); or (c) any Person providing credit support to SB Energy, a Project Company or their Affiliates, in each case, in connection with the Project or a portfolio of projects (including the Project) and, in each case, any trustee or agent acting on behalf of a Person specified in (a), (b) or (c).

“Framework Start Date” means [***].

“Governmental Approval” shall mean any approval, consent, franchise, permit, certificate, resolution, concession, license or authorization issued by or on behalf of any applicable Governmental Authority.

“Governmental Authority” shall mean any federal, state, regional, county, town, city or municipal government, whether domestic or foreign, or any department, agency, bureau or other administrative, regulatory or judicial body or subdivision of any such government.

“Intellectual Property” shall mean algorithms, concepts, data, databases, designs, documentation, drawings, formulae, hardware, know-how, ideas, inventions, materials, methods, plans, procedures, processes, schematics, software (in any form including source code and executable or object code), specifications, techniques, tools, trade secrets, trademarks, service marks, works of authorship and other technical information, whether or not protectable by any form of Intellectual Property Rights.

“Intellectual Property Rights” shall mean any and all present and future patent rights, copyrights, trade secrets, database rights and any and all other proprietary rights, whether owned or licensed, in any jurisdiction, and all applications and registrations therefor.

“Investment” [***].

“kW” shall mean kilowatts.

“kWh” shall mean kilowatt-hours.

“Letter Agreement” means that certain letter agreement dated October 17, 2020 between SBEGH1 and ESS.

“MW” shall mean megawatts.

“MWh” shall mean megawatt-hours.

“Party” and “Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust, joint venture, association or unincorporated organization.

“Project” shall mean a project (whether proposed to be developed, under development or developed) for which (i) ESS designs, engineers and supplies the Energy Center pursuant to a Purchase Order and (ii) SB Energy or the applicable Project Company (or its contractor(s)) designs, engineers, procures and constructs the remaining infrastructure necessary to deploy the Energy Center such that it is physically and electrically interconnected with the applicable electric system.

“Project Company” shall mean any entity designated by SB Energy (whether or not an Affiliate of SB Energy) that will or does own the assets of a Project.

“Project Development Activities” shall have the meaning set forth in Section 4.01.

“Project Site” shall mean, with respect to each Project, the real property on which such Project is, or shall be, located.

“Purchase Order” means a purchase order pursuant to which SB Energy or a Project Company (or a contractor on its behalf) procures an Energy Center.

“PV” shall mean photovoltaic.

“Quarter” shall mean (including with correlative meaning the term “Quarterly”), with respect to a calendar year, each period consisting of January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31, as the case may be.

“Quarterly Test Date” means the [***].

“Rating Agency” shall mean S&P, Moody’s Investor Services, Inc., Fitch Ratings or any other securities rating agency that assigns a rating with respect to debt or equity securities, and the successors and assigns of any such rating agency.

“Representatives” shall have the meaning set forth in Section 13.01.

“Review Committee” shall mean the committee established by the Parties pursuant to Section 11.01.

“RFP” shall mean a request for proposal, however referred to, for the provision of energy storage solutions.

“Rolling Forecast” shall have the meaning set forth in Section 6.01.

“Rolling Forecast Period” shall have the meaning set forth in Section 6.01.

“S&P” shall mean Standard & Poor’s Rating Group (a division of McGraw-Hill, Inc.) and its successors.

“SB Energy” shall have the meaning set forth in the caption to this Agreement.

“SBEGH1” shall mean SB Energy Global Holdings One Limited, a United Kingdom Limited corporation.

“SB Energy IP” shall have the meaning set forth in Section 7.04.

“Target Customers” shall mean utilities, community choice aggregators, commercial and industrial customers and other users of grid based storage applications.

“Test Quarters” shall have the meaning set forth in Section 6.02(c).

“Terminating Party” shall have the meaning set forth in Section 12.02.

“Wind Down Notice” shall have the meaning set forth in Section 12.01.

SECTION 1.02. Interpretation. In this Agreement, whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Words in the singular or the plural include the plural or the singular. The use of the word “or” is not exclusive. All references herein to Articles, Sections, recitals, paragraphs and Exhibits shall be deemed to be references to Articles, Sections, recitals, paragraphs and Exhibits of this Agreement, unless the context otherwise expressly provides. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any statute or law defined or referred to herein means such statute or law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.

ARTICLE II

Purpose

SECTION 2.01. Purpose. ESS and SB Energy shall, subject to and in accordance with the terms and conditions set forth in this Agreement, work together to deploy Energy Centers in connection with Projects.

ARTICLE III

Term

SECTION 3.01. Term. The term of this Agreement shall commence on the date hereof and continue until the conclusion of the last day of [***] (such term, as may be extended pursuant to the following proviso, the “[***] Term”); provided that, if neither Party delivers a Wind Down Notice pursuant to Section 12.01 or terminates this Agreement pursuant to Section 12.02, at least five (5) Business Days prior to the last day of the then-current Contract Year, then (a) the [***] Term (including the initial [***] Term) will be automatically extended by one additional Contract Year and (b) the last day of such additional Contract Year shall become the last day of the [***] Term.

ARTICLE IV

SB Energy Responsibilities

SECTION 4.01. Project Sourcing. Except as otherwise expressly provided in this Agreement, SB Energy shall use commercially reasonable efforts to coordinate, manage and be responsible for identifying potential Projects, including through developing Projects independently or with third parties, in each case in accordance with this Agreement. Without limiting the generality of the foregoing, SB Energy may, either on its own or through one or more Project Companies, undertake any or all of the following activities (collectively, the “Project Development Activities”):

(a) identify and respond to RFPs issued by Target Customers and otherwise originate demand for Projects to serve the Target Customers;

(b) locate, investigate and acquire rights (whether by lease, acquisition of freehold title or other means) in suitable Project Sites;

(c) seek to obtain and maintain necessary interconnection and transmission rights and all interconnection and transmission services agreements related to such interconnection and transmission rights for a Project;

(d) develop and own Projects;

(e) seek to negotiate and execute offtake agreements for a Project;

(f) procure and install the Energy Center and design and engineer the Energy Center installation for the specific Project Site (or select applicable contractors to undertake the foregoing) including any necessary design and engineering necessary for the installation of an Energy Center with a PV solar generation system;

(g) identify inverters and EMS (including specifications and vendors thereof) for ESS to qualify and work collaboratively with ESS to optimize pricing; and

(h) identify and procure all applicable Governmental Approvals relating to the activities set forth in this Section 4.01 with respect to each Project, as required by Applicable Law.

SECTION 4.02. Limitations.

The Parties acknowledge and agree that not all Projects will be successfully developed by SB Energy or any applicable Project Company. Notwithstanding anything in this Agreement to the contrary, there is no guarantee or other assurance made hereunder by or on behalf of SB Energy that SB Energy will be able to identify or develop any Projects for which an Energy Center may be utilized.

ARTICLE V

ESS Responsibilities

SECTION 5.01. General. ESS’s obligations with respect to providing Energy Centers to SB Energy or an applicable Project Company and performing work in connection therewith shall be set forth in the applicable Purchase Order. Without limiting the generality of the foregoing, it is intended that ESS shall undertake the following activities (the “Energy Center Activities”):

(a) identify and qualify vendors for inverters and EMS as requested by SB Energy as contemplated in Section 4.01(g);

(b) manufacture Energy Centers ordered under Purchase Orders executed under this Framework Agreement and reserve sufficient annual manufacturing capacity for SB Energy, as described in Sections 5.02 and Article VI;

(c) provide a list of recommended spare parts and manufacturers thereof for Energy Centers;

(d) secure necessary certifications (e.g., ASTM, UL etc.) to deploy Energy Centers in markets mutually agreed upon between ESS and SB Energy;

(e) ship and deliver Energy Centers to Project Sites in accordance with the terms of the applicable Purchase Orders;

(f) perform system commissioning, acceptance testing and training of SB Energy project management, operations and maintenance personnel in accordance with the terms of the applicable Purchase Orders;

(g) support SB Energy in performing Project Development Activities including by (i) preparing proposals, bids and negotiations for offtake agreements and (ii) assisting SB Energy or a Project Company in preparing and filing permits and interconnection agreements;

(h) provide SB Energy with timely updates on new specification sheets, product offerings and releases so that SB Energy can incorporate such design and operational changes into its Project Development Activities;

(i) provide SB Energy with a technology warranty on the Energy Center and maintaining the Munich Re insurance policy or comparable on Energy Centers as an option for SB Energy to purchase;

(j) in each Purchase Order for the Energy Center related to a Project, use commercially reasonable efforts to cooperate and coordinate its respective obligations under such agreement with SB Energy or the applicable Project Company’s other contractors; and

(k) support SB Energy or a Project Company to respond to diligence or other requests by Financing Parties (including coordination with independent engineer).

SECTION 5.02. ESS Resources. ESS shall devote such of its time and shall arrange, provide and maintain in sufficient capacities all resources, whether human, financial or otherwise, as may be reasonably necessary to carry out the ESS Services, support the Project Development Activities, including, subject to Article VI, making necessary arrangements in order to be able to provide SB Energy (on its own behalf or on behalf of a Project Company) with Energy Centers in accordance with the Rolling Forecast, and otherwise fulfill its obligations under this Agreement.

ARTICLE VI

Forecasting

SECTION 6.01. Rolling Forecasts.

(a) Subject to Section 12.03, [***], SB Energy shall, [***] submit to ESS a forecast, substantially in the form to be agreed to by the Parties within thirty (30) days of the date hereof and [***], setting forth for the next five (5) successive Contract Years (the “Rolling Forecast Period”): (i) a good faith estimate of the total MW and MWh1 of Energy Centers required by SB Energy during the Rolling Forecast Period on a Contract Year basis [***] and (ii) [***] SB Energy’s good faith estimate of the total MW and MWh for Energy Centers to be shipped by ESS in each such Quarter, broken down on a Project-by-Project basis, which estimate shall include, to the extent available: (A) information regarding the Project Site with respect to each such Project, (B) the anticipated capacity and duration of each such Project, [***] and (C) such other information as ESS shall have previously reasonably requested with respect to such Projects. [***].

(b) ESS shall promptly review each Rolling Forecast upon receipt and shall, [***] (i) approve such Rolling Forecast or (ii) propose amendments thereto based on ESS’s good faith estimate of the availability of Energy Centers; provided that, subject to Section 6.02: (i) [***] SB Energy and ESS shall work together in good faith to revise the Rolling Forecast in consideration of ESS available manufacturing capacity and SB Energy project demand in connection with a meeting of the Review Committee and (ii) ESS and SB Energy will work together in good faith to align the Quarterly forecast referenced in Section 6.01(a)(ii) above with ESS available manufacturing capacity.

[1]	[***].

(c) In the event that ESS proposes any amendment to a Rolling Forecast submitted by SB Energy to ESS for approval hereunder (including as provided in the proviso to Section 6.01(b)), the Parties shall negotiate in good faith in an effort to reach final agreement upon the Rolling Forecast [***].

SECTION 6.02. Capacity Reservation.

(a) Subject to Sections 6.02(b) and 6.02(c), commencing with [***] ESS shall reserve the manufacturing capacity [***].

(b) Commencing with the [***] and then with respect to each Quarter thereafter, ESS shall, [***], submit to SB Energy a report (the “8 Quarter Report”) of [***] for Energy Centers for which Purchase Orders have been executed by SB Energy or a Project Company over the previous [***] in connection with this Agreement (such volume, the “8 Quarter Volume [***].

(c) On any [***] where ESS shall have reserved manufacturing capacity in accordance with Section 6.02(a), ESS shall be entitled, in its sole discretion, to release such manufacturing capacity [***].

SECTION 6.03. Purchase Orders. The Parties shall negotiate in good faith Purchase Orders for Energy Centers reflected in any Rolling Forecast as and when the applicable Project (and Project Company, if applicable) is identified by SB Energy in connection with this Agreement [***]. Notwithstanding the foregoing, SB Energy shall not be required to pursue or continue development of any particular Project or enter into a Purchase Order for Energy Centers, whether or not such Project or volumes have been included in the Rolling Forecast.

ARTICLE VII

Intellectual Property

SECTION 7.01. Background IP Rights. Each Party shall own their respective Background IP Rights.

SECTION 7.02. Rights in Intellectual Property Solely Developed by ESS. ESS shall own all Intellectual Property Rights pertaining to any Intellectual Property developed solely by ESS or any of its Affiliates (the “ESS IP”). If SB Energy or any other Project Company has or obtains any right, title or interest in or to the ESS IP, SB Energy hereby irrevocably assigns (or will take all such actions reasonably necessary to cause such other Project Company to assign) such right, title and interest to ESS, without further consideration. Subject to the terms and conditions of this Agreement, ESS grants to SB Energy and each applicable Project Company (if any), a limited, non-transferable and non-assignable, non-exclusive, royalty-free license to use such ESS IP solely for use in connection with an applicable Project.

SECTION 7.03. Rights in Jointly Developed Intellectual Property. To the extent that the Parties elect to work together to jointly develop any Intellectual Property Rights, such joint development shall be set forth in a written joint development agreement.

SECTION 7.04. Rights in Intellectual Property Solely Developed by SB Energy. SB Energy shall own all Intellectual Property Rights pertaining to any Intellectual Property developed solely by SB Energy or any other Project Company during and in connection with any activities undertaken pursuant to this Agreement (the “SB Energy IP”). If ESS or its Affiliates has or obtains any right, title or interest in or to the SB Energy IP, ESS hereby irrevocably assigns (or will take all such actions necessary to cause its Affiliate to assign) such right, title and interest to SB Energy or an applicable Project Company, without further consideration. Subject to the terms and conditions of this Agreement, SB Energy grants (or will take all such actions necessary to cause the applicable Project Company to grant) to ESS a limited, non-transferable and non-assignable, non-exclusive, royalty-free license to use the SB Energy IP solely for use in connection with the applicable Project to the extent necessary for ESS to perform its obligations hereunder.

ARTICLE VIII

Energy Center Price

SECTION 8.01. Energy Center Price.

(a) The price for an Energy Center for shipment during the initial Rolling Forecast Period shall be determined by the Parties (subject, in all cases, to the terms of the Letter Agreement) and included in the applicable Purchase Order (the “Energy Center Price [***]. The Parties acknowledge that conditions specific to a Project Site may increase or decrease the Energy Center Price and agree to negotiate such amounts in good faith upon the designation of a Project Site for an Energy Center.

(b) [***].

ARTICLE IX

Covenants and Agreements

SECTION 9.01. Mutual Covenants. Each Party covenants and undertakes with the other Party as follows:

(a) Such Party shall cooperate with and provide all reasonable assistance to the other Party as may reasonably be required in connection with the other Party’s due and proper performance of its obligations under this Agreement.

(b) Such Party shall keep the other Party informed of all matters, issues or developments that are reasonably likely to have a material and adverse impact on either Party’s performance of its obligations under this Agreement or such Party’s relationship with the other Party hereunder, including with respect to (i) all notices and other communications from any Governmental Authority in relation to any Project or other matter relating to this Agreement and (ii) any litigation, claims, disputes, demands, actions, suits or other proceedings made, commenced or threatened against such Party in relation to any Project or other matter relating to this Agreement.

(c) Such Party shall comply with all Applicable Laws, in all material respects in performing its obligations hereunder.

(d) Each Party shall perform all of its obligations hereunder in a prompt, efficient and professional manner.

ARTICLE X

Representations and Warranties

Each Party hereby represents and warrants to the other Party, as of the date of this Agreement, as follows:

SECTION 10.01. Organization, Standing and Power. Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and each other jurisdiction necessary for the performance of its obligations hereunder and has full power and authority to enable it to fulfill its obligations under this Agreement and to conduct its businesses.

SECTION 10.02. Authority; Execution and Delivery; Enforceability. Such Party has full power and authority to execute this Agreement. The execution and delivery by such Party of this Agreement has been duly authorized by all necessary action and no other proceedings on the part of such Party are necessary to approve this Agreement. Such Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and general equitable principles whether considered in a proceeding in equity or at law.

SECTION 10.03. No Conflicts; Consents. The execution and delivery by such Party of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by such Party with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of such Party under, any provision of (a) the organizational documents of such Party, (b) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement to which such Party is a party or by which any of its properties or assets is bound or (c) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to such Party or its properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and are not reasonably likely to have a material adverse effect on the ability of such Party to perform its obligations under this Agreement.

SECTION 10.04. No Default. Such Party is not in material default in the performance of any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or any license, permit, franchise or certificate, to which it is a party or by which it is bound or to which its properties are subject, nor is it in violation of any Applicable Law in any material respect to which it is subject, which default or violation could materially impair such Party’s ability to carry out its obligations under this Agreement.

SECTION 10.05. No Litigation. There is no litigation, investigation or other proceeding pending or, to the knowledge of any Party, threatened against such Party or any of its Affiliates which, if adversely determined, could materially adversely affect the ability of such Party to perform its obligations under this Agreement.

ARTICLE XI

Relationship Management

SECTION 11.01. Review Committee. Upon execution of this Agreement, the Parties shall establish a Review Committee, which shall be responsible for reviewing and reaching mutual agreement with respect to [***].

SECTION 11.02. Committee Members. Each Party shall appoint two (2) Committee Members to serve on the Review Committee. The Parties agree that the Committee Members shall be the initial points of contact between the Parties in relation to all matters arising under or in connection with this Agreement. The initial Committee Members for each Party shall be the following individuals as of the date of this Agreement:

[***]

A Party may substitute or replace any Committee Member by prior written notice to the other in accordance with Section 14.11.

SECTION 11.03. Meetings. The Review Committee shall meet no less than Quarterly and at such other times as may be requested by either Party. A Party may call a meeting of the Review Committee by providing notice to the other Party no fewer than [***]. Meetings of the Review Committee shall be held at such location as the Parties shall agree or by telephone conference. The presence of two (2) Committee Members, with at least one (1) Committee Member from each Party, at each meeting of the Review Committee shall constitute a quorum.

SECTION 11.04. Voting and Joint Approval of Matters. Where this Agreement refers to a matter requiring the joint or mutual agreement or approval of the Parties, this requirement shall be deemed to be satisfied if there is either (a) a unanimous vote of the Review Committee at a meeting of the Review Committee (which a quorum was present) in favor of the matter in question or (b) written approval of the matter in question signed by at least one (1) Committee Member from each Party.

SECTION 11.05. Dispute Resolution.

(a) Dispute Resolution. Any dispute or matter in question between the Parties arising out of or related to this Agreement (a “Dispute”) shall be resolved pursuant to this Section 11.05.

(b) Senior Management Conference. [***] or such longer time as mutually agreed, senior management representatives of the Parties with authority to enter into a settlement agreement shall meet and make a good faith effort to resolve the Dispute. Notwithstanding the provisions of this Section 11.05(b), either Party may institute a proceeding seeking a preliminary injunction, temporary restraining order or other equitable relief (excluding rescission, economic damages or other forms of non-injunctive relief), if necessary in the good faith opinion of that Party to avoid material harm to its property, rights or other interests, before commencing, or at any time during the course of, the dispute procedure described in this Section 11.05(b).

(c) Litigation. In the event that the senior management representatives are unable to achieve resolution of a Dispute pursuant to Section 11.05(b) [***], either Party may pursue any of its rights or remedies available at law or in equity, including pursuing litigation of the Dispute in any court of competent jurisdiction.

ARTICLE XII

Termination

SECTION 12.01. Wind Down Notice. Either Party may, in its sole discretion, provide written notice (a “Wind Down Notice”) to the other Party [***]. In the event that a Wind Down Notice is given pursuant to this Section 12.01, this Agreement shall wind down over the remaining [***]. Notwithstanding any Wind Down Notice being given by a Party pursuant to this Section 12.01, the Parties shall continue to perform their respective obligations hereunder in accordance with the then-current Rolling Forecast until the last day of [***].

SECTION 12.02. Termination by either Party(a) . Either Party (the “Terminating Party”) shall be entitled to terminate this Agreement [***], as may be extended pursuant to Section 3.01, immediately upon written notice to the other Party (the “Defaulting Party”) if the Defaulting Party is in material breach of any provision of this Agreement and the nature of such breach is such that it is not able to be remedied or, if such breach is able to be remedied, the Defaulting Party fails to remedy such breach to the satisfaction of the Terminating Party [***] provided that if such material breach is not reasonably capable of being cured within such [***] period, the Defaulting Party shall have such additional time [***] as is reasonably necessary to cure such material breach, so long as the Defaulting Party promptly commences and diligently pursues such cure;

(b) an event of Bankruptcy occurs in respect of the Defaulting Party; or

(c) the Defaulting Party or its Affiliate is in material breach under any other agreement to which it is a party with the Terminating Party entered into pursuant to this Agreement and the nature of such breach is such that it is not able to be remedied or, if such breach is able to be remedied, the Defaulting Party fails to remedy such breach to the satisfaction of the Terminating Party within the time period and in accordance with the procedures to cure such breach that are set forth in such other agreement.

SECTION 12.03. Effect of Termination or Expiry. Notwithstanding any termination of this Agreement by either Party pursuant to Section 12.01 or Section 12.02:

(a) with respect to any Project for which an Purchase Order has been executed prior to the effective date of such termination, neither Party (nor the applicable Project Company) shall be released from performing its obligations under the Purchase Order with respect to such Project, and all such terms of this Agreement and the applicable Purchase Order shall continue in full force and effect with respect to such Project;

(b) the provisions set forth in this Section 12.03 and Articles VII, XIII and the applicable portions of Article XV shall survive termination of this Agreement and continue to be binding on the Parties; and

(c) termination shall not affect the rights or obligations of a Party that have accrued prior to the effective date of termination.

ARTICLE XIII

Confidentiality

Confidential Information. At all times during the Term and [***], each Party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or indirectly, any Confidential Information of the Disclosing Party, except for the sole purpose and only to the extent necessary (i) for the proper performance of this Agreement and then only on a “need to know” basis or (ii) as may be required by Applicable Law, based upon reasonable advice of counsel, in which case the Recipient Party shall immediately notify the Disclosing Party in writing of such requirement and cooperate fully with such Disclosing Party and use commercially reasonable efforts, to the extent permitted by Applicable Law, to resist or narrow the scope of such requirement. If the Recipient Party is nonetheless compelled to disclose Confidential Information, such Recipient Party shall use commercially reasonable efforts to ensure that the Persons receiving such Confidential Information shall retain it in confidence. All Confidential Information of a Disclosing Party is and shall remain the sole property of such Disclosing Party. Each Party shall ensure that each of its respective directors, officers, employees, subcontractors, agents, professional advisors (whether legal, banking, accounting, tax advisors or otherwise), sources of debt or equity financing and other representatives (collectively, the “Representatives”) who receive or are exposed to Confidential Information under or in connection with this Agreement shall observe the obligations of confidentiality substantially similar to those under this Section 13.01. Each Party shall be liable for any breach of the obligations of confidentiality set forth herein by any of its respective Representatives. The obligations of confidentiality set forth herein shall be without limitation of any other confidentiality agreement entered into between the Parties or their Affiliates. [***]:

(i) [***]

(ii) [***].

SECTION 13.02. Destruction of Confidential Information. Upon termination or expiration of this Agreement, each Party shall destroy all Confidential Information, together with all memoranda, notes, records, reports and other documents (including all copies thereof) incorporating any Confidential Information, whether stored electronically or otherwise, which such Party may then possess or have under its control (other than a single archival copy reasonably required for such Party’s record-keeping or general reporting obligations) and except (x) as required by Applicable Law and (y) any Confidential Information that is a manual required in connection with the design, installation, operation or maintenance of an Energy Center.

SECTION 13.03. Remedies. Each Party acknowledges that any unauthorized use or disclosure of Confidential Information, or any threat thereof, would cause the Disclosing Party irreparable harm that could not be fully remedied by monetary damages. Accordingly, in the event of a breach or threatened breach by a Party of the confidentiality obligations set forth herein, the other Party shall have the right, in addition to, and not in lieu of, monetary damages or any other legal or equitable remedy available to it, to seek injunctive or other equitable relief from a court of competent jurisdiction, without the necessity of proving damages or posting any bond, as may be necessary to prevent unauthorized use or disclosure of Confidential Information.

ARTICLE XIV

Miscellaneous

SECTION 14.01. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without giving effect to its rules on conflicts of laws.

SECTION 14.02. Independent Contractors. The Parties hereto are independent contractors and are not partners, principal and agent, master and servant or employer or employee of each other. Except as otherwise expressly provided herein, neither Party has, and neither Party shall represent to a third party that it has, any power or authority to bind the other Party in any way. Each Party agrees to indemnify and hold the other Party harmless against any liability or damage incurred or sustained by the other Party in consequence of conduct by such first Party in excess of its authority as limited by this Section 14.02.

SECTION 14.03. Indemnification. Subject to the limitations in Section 14.06, each Party agrees to indemnify, defend and hold harmless the other Party, the other Party’s Affiliates, and each of their respective officers, directors, employees, representatives and agents (each an “Indemnified Party”) from and against any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, liabilities, costs and expenses (including, but not limited to, interest, penalties and reasonable attorneys’ fees and disbursements) asserted against, imposed upon or incurred by an Indemnified Party arising out of or in connection with this Agreement to the extent due to the gross negligence, intentional misconduct or fraudulent acts of such Party, its Affiliates or their respective officers, directors, employees, representatives or agents in relation to this Agreement.

SECTION 14.04. Publicity.

(a) Neither Party shall (either directly or indirectly), and neither Party shall permit any of its Affiliates to, issue or make any public release or announcement with respect to or concerning any matter the subject of, or contemplated by, this Agreement without reasonable prior consultation with the other Party and affording such other Party a reasonable opportunity to provide comments on such proposed release or announcement; provided, however, that, subject to the provisions of Section 14.04(b), nothing in this Agreement shall prevent either Party from independently making such public disclosure or filing as it determines in good faith is required by Applicable Law.

(b) In the event that a Party determines in good faith that disclosure or filing of this Agreement or any related document is required by Applicable Law, such Party shall, prior to any such disclosure or filing, if and to the extent that such Party determines that it may do so pursuant to Applicable Law, (i) redact all Confidential Information or other information of a competitively sensitive nature, (ii) allow the other Party reasonable time to review such redactions and (iii) make such further redactions as are reasonably proposed by the reviewing Party and as are reasonably determined by the disclosing Party to be permitted by Applicable Law. In the event that any Governmental Authority, including the U.S. Securities and Exchange Commission (the “Commission”), challenges or otherwise disputes any such redactions, the Parties shall cooperate and use commercially reasonable efforts to defend and obtain the agreement of such Governmental Authority to such redactions and, in any event, each Party shall provide the other Party with reasonable advance notice of any subsequent disclosure or filing of this Agreement or related document containing any previously redacted information.

SECTION 14.05. Assignment. Except as otherwise provided in this Section 14.05, neither Party may assign or otherwise transfer this Agreement to any third party, whether by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that nothing in this Agreement shall prevent SB Energy, any Project Company or ESS from engaging Affiliates or subcontractors in connection with the performance of its obligations under this Agreement. [***]. Any attempted assignment or delegation in violation of this Section 14.05 shall be null and void and shall be ineffective to relieve either Party of its obligations hereunder.

SECTION 14.06. Limitation of Liability. Neither Party shall be liable to the other Party for any consequential damages (including lost profits, business, revenue, goodwill or anticipated savings and loss of or damage to data and records), special damages, incidental damages, indirect damages or punitive damages under this Agreement, even if advised that any of these types of damages may occur.

SECTION 14.07. Further Assurances. Each Party shall take all actions reasonably necessary to give effect to this Agreement and comply with any Applicable Laws in respect of its obligations hereunder.

SECTION 14.08. Severability. In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement. If a provision hereof is held to be invalid or unenforceable, the Parties shall negotiate in good faith to replace the invalid or unenforceable provision to the greatest extent possible with another valid provision that will achieve the same economic effect intended by the provision held invalid or unenforceable in the context of this Agreement.

SECTION 14.09. Notices. All notices, requests, claims, demands and other communications required to be made hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) to the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 14.09):

If to SB Energy, to:

[***]

If to ESS, to:

[***]

Each Party may furnish a change of address to the other Party in writing in accordance herewith, and such notices of change of address shall be effective upon receipt.

SECTION 14.10. Headings. The titles at the heading of each Article or Section of this Agreement are for convenience of reference only, and are not to be deemed a part of the Agreement itself.

SECTION 14.11. Entire Agreement. The provisions of this Agreement, the Existing Purchase Order, the Letter Agreement and any Purchase Order set forth the entire agreement and understanding between the Parties as to the subject matter hereof and thereof and supersede all prior agreements, oral or written, and all other prior communications between the Parties relating to the subject matter hereof and thereof; provided that nothing herein shall alter the terms of the Investment.

SECTION 14.12. Construction. This Agreement has been jointly negotiated and prepared by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

SECTION 14.13. Waiver of Trial by Jury. Each Party hereby waives, and agrees to cause each of its respective Affiliates to waive, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or in connection with this Agreement. Each Party (a) certifies that no Representative of the other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Party have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 14.13.

SECTION 14.14. Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute one and the same agreement. An executed counterpart of this Agreement delivered by fax or other means of electronic communications shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually-executed counterpart.

SECTION 14.15. Amendments; Waiver. Amendments to this Agreement may be made from time to time; provided, however, that no amendment or modification of this Agreement or any provision hereof shall be valid or effective unless in writing and signed by each Party. No consent to, or waiver, discharge or release of, any provision of or breach under this Agreement shall be valid or effective unless in writing and signed by the Party giving such waiver, and no specific waiver shall constitute a waiver with respect to any other provision or breach, whether or not of similar nature. Failure on the part of any Party to insist in any instance upon strict, complete and timely performance by the other Party of any provision of or obligation under this Agreement shall not constitute a waiver by such Party of any of its rights under this Agreement or otherwise.

SECTION 14.16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of each Party; provided, however, that no Party may transfer or assign any of such Party’s rights, interests or obligations hereunder, except in accordance with the terms of this Agreement.

SECTION 14.17. Fees and Expenses. Except as specifically set forth herein, each Party shall be responsible for any legal fees and expenses, financial advisory fees, accountant fees and any other fees and expenses incurred by such Party in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby.

SECTION 14.18. Remedies are Not Exclusive. Except as specified herein, it is the intent of the Parties that the rights and remedies of a Party set forth herein are not exclusive, but rather are in addition to those rights and remedies that may be available to a Party at law or in equity.

SECTION 14.19. Third Party Beneficiaries. This Agreement is intended only for the Parties’ benefit, and nothing in this Agreement may be construed to create any duty to, any standard of care concerning, or any liability to, any person not a Party to this Agreement, other than (a) an applicable Project Company or (b) an Indemnified Party’s rights to indemnification pursuant to Section 14.03.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

ESS, INC.

BY:	/s/ Craig Evans
NAME: CRAIG EVANS
TITLE: PRESIDENT
DATE: 2021.03.31

SBE US HOLDINGS ONE, INC.

BY:	/s/ Richard Hossfeld
NAME: RICHARD HOSSFELD
TITLE: DIRECTOR
DATE: 2021.03.21

EXHIBIT A1

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EXHIBIT B-1

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EXHIBIT B-2

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